EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of French Fragrances, Inc. on Form S-4 of our report related to French Fragrances, Inc. dated March 14, 1997 (April 11, 1997 as to Note 16), and of our report related to Fine Fragrances, Inc. dated March 14, 1997 (April 11, 1997 as to Note 6), appearing in the Prospectus which are part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Miami, Florida
June 6, 1997